EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 2, 2004 relating to the financial statements which appears in the 2003 Annual Report to Shareholders of TECO Energy, Inc., which is incorporated by reference in TECO Energy’s Annual Report on Form 10-K/A for the year ended December 31, 2003. We also consent to the incorporation by reference of our report dated March 2, 2004 relating to the financial statement schedules, which appears on Form 10-K/A.

/s/    PricewaterhouseCoopers, LLP

Tampa, Florida

May 27, 2004

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